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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-197000 and 333-201531) and Form S-4 (No. 333-199626) of Washington Prime Group Inc. of our report dated February 26, 2015 with respect to the consolidated and combined financial statements and schedule of Washington Prime Group Inc. included in this Annual Report on Form 10-K of Washington Prime Group Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Indianapolis, Indiana
February 26, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm